EARNINGS RELEASE

SOURCE: Neptune Wellness Solutions Inc.

Neptune Reports Fiscal Second Quarter 2024 Financial Results

Company to host a conference call at 10:00 a.m. (Eastern Time) Wednesday, November 15, 2023, to discuss these results

LAVAL, QUÉBEC, CANADA – November 14, 2023 – Neptune Wellness Solutions Inc. ("Neptune" or the "Company") (NASDAQ: NEPT), a consumer-packaged goods company focused on plant-based, sustainable and purpose-driven lifestyle brands, today announced its financial and operating results for the three-month period ending September 30, 2023.

Second Quarter 2024 Financial Highlights:

●	Consolidated net revenue of $8.7 million, down from $12.0 million for the same period last year. This is largely due to a decrease in Food & Beverage revenues compared to the same period last year.
●

Gross loss of $0.6 million compared to a gross profit of $1.1 million for the same period last year. This change is due to a decrease in revenues of $3.2 million offset by a reduction in cost of sales of $1.6 million.

●

Consolidated SG&A expenses of $3.8 million compared to $15.9 million in Q2 of fiscal 2023, a decrease of $12.1 million or 76%. This was primarily due to a decrease in payroll and payroll related expenses as well as other cost cutting measures.

●	Reported second-quarter net loss of $5.3 million compared to a reported net loss of $37.3 million in the comparable period in fiscal 2023.
●	Adjusted EBITDA (non-GAAP) loss of $3.2 million compared to an Adjusted EBITDA (non-GAAP) loss of $13.7 million same period 2023.

Second Quarter & Subsequent Business Highlights:

●

Announced that the Board of Directors had approved a plan to proceed with a spinout to Neptune shareholders of a majority of its equity interest in Sprout, which would follow the previously completed exchange by Neptune of existing Sprout debt for Sprout equity. Pursuant to the term sheet entered into with Morgan Stanley as previously announced on August 17, 2023, it is anticipated that Neptune would spin out a majority of its equity interest in Sprout to current Neptune shareholders, and Neptune would keep a retained interest of approximately 10-15%.

●

Effectively converted a substantial portion of Neptune's Sprout debt into Sprout equity resulting in Neptune having increased its Sprout ownership from 50.1% to approximately 89.5% and being removed as guarantor for Sprout Organic’s Promissory notes from Morgan Stanley.

●

Announced repayment of Senior Secured Notes in full, of approximately $2.3 million, with CCUR Holdings, Inc. and Symbolic Logic, Inc. The senior secured notes had an original principal amount of $4 million and bore a fixed interest rate of 16.5% per annum.

●	Closed a public offering of common stock and warrants resulting in gross proceeds of approximately US$4.5 million.

Conference Call Details:

The Company will host a conference call at 10:00 a.m. (Eastern Time) Wednesday, November 15, 2023, to discuss these results. The conference call will be webcast live and can be accessed by registering on the Events and Presentations portion of Neptune's Investor Relations website at www.investors.neptunewellness.com. The webcast will be archived for approximately 90 days.

About Neptune Wellness Solutions Inc.

Neptune is a consumer-packaged goods company that aims to innovate health and wellness products. Founded in 1998 and headquartered in Laval, Quebec with a United States headquarters in Jupiter, Florida, the company focuses on developing a portfolio of high-quality, affordable consumer products that align with the latest market trends for natural, sustainable, plant-based and purpose-driven lifestyle brands. The company's products are available in more than 29,000 retail locations and include well-known organic food and beverage brands such as Sprout Organics, Nosh, and Nurturme, as well as nutraceuticals brands like Biodroga and Forest Remedies. With its efficient and adaptable manufacturing and supply chain infrastructure, the company can quickly respond to consumer demand, and introduce new products through retail partners and e-commerce channels. Please visit neptunewellness.com for more details.

Disclaimer – Safe Harbor Forward–Looking Statements
Statements in this news release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of applicable securities laws. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of Neptune to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief”, “expects”, “intends”, “projects”, “anticipates”, “will”, “should” or “plans” to be uncertain and forward-looking. Forward-looking statements relate to future events or future performance and reflect management’s expectations or beliefs regarding future events including, but not limited to, statements with respect to the timing of reporting quarterly results. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking statements and information included in this news release are made as of the date of this news release and the Company does not undertake an obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The forward-looking statements contained in this news release are expressly qualified in their entirety by this cautionary statement and the “Cautionary Note Regarding Forward-Looking Information” section contained in Neptune’s latest Annual Report on Form 10-K and its subsequent filings, which are available on EDGAR at www.sec.gov/edgar.shtml. All forward-looking statements in this news release are made as of the date of this news release. Neptune does not undertake to update any such forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Media Contacts:

media@neptunecorp.com

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

neptune@kcsa.com

212.896.1254

Condensed Consolidated Interim Balance Sheets (Unaudited)

(in U.S. dollars)

	As at	As at
	September 30, 2023	March 31, 2023
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$4,750,564	$1,993,257
Short-term investment	17,642	17,540
Trade and other receivables	4,585,960	7,507,333
Prepaid expenses	2,031,710	1,025,969
Inventories	12,060,951	13,006,074
Total current assets	23,446,827	23,550,173

Property, plant and equipment	1,162,767	1,403,264
Operating lease right-of-use assets	1,664,398	1,941,347
Intangible assets	1,389,803	1,607,089
Goodwill	2,428,718	2,426,385
Total assets	$30,092,513	$30,928,258

Liabilities and Equity (Deficiency)

Current liabilities:
Trade and other payables	$29,832,755	$27,051,561
Current portion of operating lease liabilities	339,620	339,620
Loans and borrowings	10,208,916	7,538,369
Provisions	6,870,815	2,948,340
Liability related to warrants	2,508,691	3,156,254
Total current liabilities	49,760,797	41,034,144

Operating lease liabilities	1,887,727	2,017,888
Loans and borrowings, net of current portion	16,684,521	15,412,895
Other liability	19,000	24,000
Total liabilities	68,352,045	58,488,927

Shareholders' Equity (Deficiency):
Share capital - without par value (2,009,102 shares issued and outstanding as of September 30, 2023; 300,070 shares issued and outstanding as of March 31, 2023)	325,219,444	321,946,102
Warrants	6,582,033	6,155,323
Additional paid-in capital	59,222,340	58,138,914
Accumulated other comprehensive loss	(14,884,171)	(14,538,830)
Deficit	(392,845,921)	(383,641,363)
Total deficiency attributable to equity holders of the Company	(16,706,275)	(11,939,854)

Non-controlling interest	(21,553,257)	(15,620,815)
Total shareholders' deficiency	(38,259,532)	(27,560,669)

Commitments and contingencies
Subsequent events
Total liabilities and shareholders' deficiency	$30,092,513	$30,928,258

Condensed Consolidated Interim Statements of Loss and Comprehensive Loss

(Unaudited) (in U.S. dollars)

For the three period ended September 30, 2023 and 2022

	Three-month periods ended
	September 30, 2023	September 30, 2022

Revenue from sales net of excise taxes of nil and nil (2022 - $1,600 and $643,476 )	$8,714,577	$11,755,056
Royalty revenues	25,311	218,731
Other revenues	—	13,055
Total revenues	8,739,888	11,986,842

Cost of sales other than impairment loss on inventories	(9,091,439)	(10,878,974)
Impairment loss on inventories	(216,184)	—
Total cost of sales	(9,307,623)	(10,878,974)
Gross profit (loss)	(567,735)	1,107,868

Research and development expenses	(24,675)	(207,598)
Selling, general and administrative expenses	(3,836,411)	(15,907,638)
Impairment loss related to intangible assets	—	(2,593,529)
Impairment loss on assets held for sale	—	(14,530,458)
Impairment loss related to goodwill	—	(7,570,471)
Net gain on sale of property, plant and equipment	—	—
Loss from operating activities	(4,504,230)	(39,701,826)

Finance income	—	16
Finance costs	(3,174,627)	(379,007)
Foreign exchange gain	526,436	4,613,545
Loss on issuance of derivatives	(157,049)	—
Gain (loss) on revaluation of derivatives	1,972,952	(1,807,890)
Total other income (expense)	(832,288)	2,426,664
Loss before income taxes	(5,336,518)	(37,275,162)

Income tax expense	—	(12,530)
Net loss	(5,336,518)	(37,287,692)

Other comprehensive income (loss)
Net change in unrealized foreign currency gains (losses) on translation of net investments in foreign operations (tax effect of nil for all periods)	15,004	(3,702,162)
Total other comprehensive income (loss)	15,004	(3,702,162)

Total comprehensive loss	$(5,321,514)	$(40,989,854)

Net loss attributable to:
Equity holders of the Company	$(890,190)	$(30,897,458)
Non-controlling interest	(4,446,328)	(6,390,234)
Net loss	$(5,336,518)	$(37,287,692)

Total comprehensive loss attributable to:
Equity holders of the Company	$(875,186)	$(34,599,620)
Non-controlling interest	(4,446,328)	(6,390,234)
Total comprehensive loss	$(5,321,514)	$(40,989,854)

Basic loss per share attributable to:
Common Shareholders of the Company	$(1.38)	$(151.17)

Diluted loss per share attributable to:
Common Shareholders of the Company	$(1.38)	$(151.17)

Basic and diluted weighted average number of common shares	646,813	204,388

SELECTED CONSOLIDATED FINANCIAL INFORMATION (in millions, except per share data)

The following table sets out selected consolidated financial information.

	Three-month periods ended
	September 30, 2023	September 30, 2022
Total revenues	$8.740	$11.987
Adjusted EBITDA[1]	(3.220)	(13.677)
Net loss	(5.337)	(37.288)
Net loss attributable to equity holders of the Company	(0.890)	(30.897)
Net loss attributable to non-controlling interest	(4.446)	(6.390)
Basic and diluted loss attributable to common shareholders of the Company	(20.52)	(29.46)

	As at September 30, 2023	As at March 31, 2023	As at March 31, 2022
Total assets	$30.093	$30.928	$104.955
Working capital[2]	(26.314)	(17.484)	7.071
Non-current financial liabilities	18.591	17.455	13.800
(Deficiency) equity attributable to equity holders of the Company	(16.706)	(11.940)	48.116
(Deficiency) equity attributable to non-controlling interest	(21.553)	(15.621)	12.722

1     The Adjusted EBITDA is a non-GAAP measure. It is not a standard measure endorsed by US GAAP requirements. A reconciliation to the Company’s net loss is presented below. In the three-month period ended September 30, 2022, the Company re-casted comparative Adjusted EBITDA to conform to its current definition. As a result, the following adjustments were removed in the current and comparative quarters: litigation provisions, business acquisition and integration costs, signing bonus, severance and related costs, and write-down of inventories and deposits.

2   Working capital is calculated by subtracting current liabilities from current assets. Because there is no standard method endorsed by US GAAP, the results may not be comparable to similar measurements presented by other public companies. Current assets as at September 30, 2023, March 31, 2023 and March 31, 2022 were $23.447, $23.550 and $337.388 respectively, and current liabilities as at September 30, 2023, March 31, 2023 and March 31, 2022 were $49.761, $41.034 and $30.317 respectively.

NON-GAAP FINANCIAL PERFORMANCE MEASURES

The Company uses one adjusted financial measure, Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) to assess its operating performance. This non-GAAP financial measure is presented in a consistent manner, unless otherwise disclosed. The Company uses this measure for the purposes of evaluating its historical and prospective financial performance, as well as its performance relative to competitors. The measure also helps the Company to plan and forecast for future periods as well as to make operational and strategic decisions. The Company believes that providing this information to investors, in addition to its GAAP financial statements, allows them to see the Company’s results through the eyes of Management, and to better understand its historical and future financial performance. Neptune’s method for calculating Adjusted EBITDA may differ from that used by other corporations.

A reconciliation of net loss to Adjusted EBITDA is presented below.

ADJUSTED EBITDA

Although the concept of Adjusted EBITDA is not a financial or accounting measure defined under US GAAP and it may not be comparable to other issuers, it is widely used by companies. Neptune obtains its Adjusted EBITDA measurement by excluding from its net loss the following items: net finance costs (income), depreciation and amortization, and income tax expense (recovery). Other items such as equity classified stock-based compensation, non-employee compensation related to warrants, impairment losses on non-financial assets, revaluations of derivatives, costs related to conversion from IFRS to US GAAP and other changes in fair values are also added back to Neptune's net loss. The exclusion of net finance costs (income) eliminates the impact on earnings derived from non-operational activities. The exclusion of depreciation and amortization, stock-based compensation, non-employee compensation related to warrants, impairment losses, revaluations of derivatives and other changes in fair values eliminates the non-cash impact of such items, and the exclusion of costs related to conversion from IFRS to US GAAP, together with the other exclusions discussed above, present the results of the on-going business. From time to time, the Company may exclude additional items if it believes doing so would result in a more effective analysis of underlying operating performance. Adjusting for these items does not imply they are non-recurring. For purposes of this analysis, the Net finance costs (income) caption in the reconciliation below includes the impact of the revaluation of foreign exchange rates.

In the three-month period ended September 30, 2022, the Company recast comparative Adjusted EBITDA to conform to the current definition. As a result, the following adjustments were removed in the current and comparative quarters: litigation provisions, business acquisition and integration costs, signing bonus, severance and related costs, and write-down of inventories and deposits.

Adjusted EBITDA1 reconciliation, in millions of dollars

	Three-month periods ended
	September 30, 2023	September 30, 2022

Net loss for the period	$(5.337)	$(37.288)
Add (deduct):
Depreciation and amortization	0.373	0.691
Revaluation of derivatives	(1.973)	1.808
Net finance costs (income)	3.175	(4.235)
Equity classified stock-based compensation	0.467	0.640
Impairment loss on long-lived assets	0.075	24.694
Income tax expense	—	0.013
Adjusted EBITDA[1]	$(3.220)	$(13.677)

1 The Adjusted EBITDA is not a standard measure endorsed by US GAAP requirements. In the three-month period ended September 30, 2022, the Company re-casted comparative Adjusted EBITDA to conform to its current definition. As a result, the following adjustments were removed in the current and comparative quarters: litigation provisions, business acquisition and integration costs, signing bonus, severance and related costs, and write-down of inventories and deposits.